 Exhibit 99.1

Compass Digital Acquisition Corp. Announces Pricing of $200 Million Initial Public Offering

New York – October 14, 2021 – Compass Digital Acquisition Corp. (the “Company”) announced today that it priced its initial public offering of 20,000,000 units at $10.00 per unit. The units are expected to be listed on the Nasdaq Global Market (“Nasdaq”) and trade under the ticker symbol “CDAQU” beginning on October 15, 2021. Each unit consists of one Class A ordinary share and one-third of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. Only whole warrants are exercisable. Once the securities comprising the units begin separate trading, the Class A ordinary shares and redeemable warrants are expected to be listed on Nasdaq under the symbols “CDAQ” and “CDAQW,” respectively.

The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company intends to concentrate on businesses in the technology sector, including in the technology-led digital transformation software and services sector. This includes a focus on technology-first IT and digital transformation software or services providers that have a significant share of their customer base in developed markets.

The management team is being led by Abidali Neemuchwala, the Company’s Chairman and Chief Executive Officer, who was formerly the Chief Executive Officer at Wipro Ltd.; and Burhan Jaffer, the Company’s Chief Financial Officer, who was formerly the Chief Strategy and Corporate Development Officer at Conduent Inc. Vikram S. Pandit is serving as the senior advisor to the Company.

Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are acting as joint book-running managers of the offering. Ladenburg Thalmann & Co. Inc. is acting as co-manager for the offering. The Company has granted the underwriter a 45-day option to purchase up to an additional 3,000,000 units at the initial public offering price to cover over-allotments, if any.

The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at 1-800-831-9146 or by email at prospectus@citi.com; or from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone: 1-866-803-9204, or by email at prospectus-eq_fi@jpmchase.com.

A registration statement relating to the securities has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on October 14, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact

For inquiries please contact: info@compassdigitalspac.com.